Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2018 relating to the financial statements, which appears in Deciphera Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-225411) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 6, 2018